The information in this preliminary pricing supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This preliminary pricing supplement and the accompanying product supplement, prospectus supplement and prospectus are not an offer to sell these securities, nor are they soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 29, 2026

Citigroup Global Markets Holdings Inc.	May --, 2026 Medium-Term Senior Notes, Series N Pricing Supplement No. 2026-USNCH31694 Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-293732 and 333-293732-02

Autocallable Dual Directional Trigger PLUS Based on the Performance of the Shares of the iShares® Bitcoin Trust ETF Due June     , 2028

Autocallable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Overview

▪	The securities offered by this pricing supplement are unsecured debt securities issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc. Unlike conventional debt securities, the securities do not pay interest and do not repay a fixed amount of principal at maturity. Instead, the securities offer a payment at maturity that may be greater than, equal to or less than the stated principal amount, depending on the performance of the shares of the iShares® Bitcoin Trust ETF (the “underlying shares”) from the initial share price to the final share price.

▪	The securities offer the opportunity for automatic early redemption at a premium if the closing price of the underlying shares on the interim valuation date is greater than or equal to the initial share price. If the closing price of the underlying share on the interim valuation date is less than the initial share price, the securities will not be automatically redeemed at a premium and, instead, the securities offer a payment at maturity reflecting leveraged exposure to the potential appreciation of the underlying shares from the initial share price to the final share price. In addition, if the underlying shares depreciate from the initial share price to the final share price within a limited range (not more than 25.00%), the securities provide for an unleveraged positive return at maturity based on the absolute value of that depreciation. In exchange for these features, investors in the securities must be willing to forgo (i) positive participation in the absolute value of any depreciation in excess of 25.00% at maturity and (ii) any dividends that may be paid on underlying shares. In addition, investors in the securities must be willing to accept full downside exposure to the underlying shares if the underlying shares depreciate from the initial share price to the final share price by more than 25.00%. If the underlying shares depreciate by more than 25.00% from the pricing date to the final valuation date, you will lose 1% of the stated principal amount of your securities for every 1% by which the final share price is less than the initial share price. There is no minimum payment at maturity.

▪	Investors should be knowledgeable about the risks associated with cryptocurrencies and digital assets because the underlying shares seek to reflect generally the performance of the price of bitcoin and therefore the securities involve the significant risks of investments tracking cryptocurrencies. Bitcoin has historically exhibited high price volatility relative to more traditional asset classes and has experienced extreme volatility in recent periods and may continue to do so.

▪	The securities are subject to redemption at our option if a special early redemption event occurs as described under “Key Terms—Special early redemption right” and “Summary Risk Factors—If a special early redemption event occurs, we may redeem the securities early for an amount that may result in a significant loss on your investment.”

▪	In order to obtain the modified exposure to the underlying shares that the securities provide, investors must be willing to accept (i) an investment that may have limited or no liquidity and (ii) the risk of not receiving any amount due under the securities if we and Citigroup Inc. default on our obligations. All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.

KEY TERMS
Issuer:		Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:		All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Underlying shares:		Shares of the iShares® Bitcoin Trust ETF (ticker symbol: “IBIT UQ”) (the “underlying share issuer”)
Aggregate stated principal amount:		$
Stated principal amount:		$1,000 per security
Pricing date:		May , 2026 (expected to be May 15, 2026)
Issue date:		May , 2026 (expected to be May 20, 2026)
Final valuation date:		May , 2028 (expected to be May 31, 2028), subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur
Maturity date:		June , 2028 (expected to be June 5, 2028)
Interim valuation date:		Expected to be May 24, 2027, subject to postponement if such date is not a scheduled trading day or certain market disruption events occur with respect to the underlying shares
Automatic early redemption:		If the closing price of the underlying shares on the interim valuation date is greater than or equal to the initial share price, the securities will be automatically redeemed on the third business day following the interim valuation date for an amount in cash per security equal to $1,000 plus the premium applicable to the interim valuation date. If the securities are automatically redeemed following the interim valuation date, they will cease to be outstanding and you will not be entitled to receive the payment that otherwise would have been due at maturity.
Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity, for each $1,000 stated principal amount security you then hold:

▪ If the final share price is greater than the initial share price:

$1,000 + the leveraged return amount

▪ If the final share price is less than or equal to the initial share price but greater than or equal to the trigger price:

$1,000 + ($1,000 × the absolute share return)

▪ If the final share price is less than the trigger price:

$1,000 + ($1,000 × the share return)

If the final share price is less than the trigger price, your payment at maturity will be less, and possibly significantly less, than $750.00 per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion or all of your investment.

Initial share price:		$ , the closing price of the underlying shares on the pricing date
Leveraged return amount:		$1,000 × the share return × the upside leverage factor
Upside leverage factor:		150.00%
Absolute share return:		The absolute value of the share return
Trigger price:		$ , 75.00% of the initial share price
Listing:		The securities will not be listed on any securities exchange
Underwriter:		Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal
Underwriting fee and issue price:	Issue price(1)(2)	Underwriting fee	Proceeds to issuer
Per security:	$1,000.00	$20.00(2)	$975.00
$5.00(3)
Total:	$	$	$

(Key Terms continued on next page)

(1) Citigroup Global Markets Holdings Inc. currently expects that the estimated value of the securities on the pricing date will be at least $910.00 per security, which will be less than the issue price.  The estimated value of the securities is based on CGMI’s proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance.  See “Valuation of the Securities” in this pricing supplement.

(2) CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $25.00 for each $1,000.00 security sold in this offering.  Certain selected dealers, including Morgan Stanley Wealth Management, and their financial advisors will collectively receive from CGMI a fixed selling concession of $20.00 for each $1,000.00 security they sell.  Additionally, it is possible that CGMI and its affiliates may profit from expected hedging activity related to this offering, even if the value of the securities declines.  See “Use of Proceeds and Hedging” in the accompanying prospectus. In addition, CGMI will pay to one or more electronic platform providers a fee of $0.50 for each security sold in this offering where related selected dealers and/or custodians implement or utilize such providers.

(3) Reflects a structuring fee payable to Morgan Stanley Wealth Management by CGMI of $5.00 for each security.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-6.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

You should read this pricing supplement together with the accompanying product supplement, prospectus supplement and prospectus, which can be accessed via the hyperlinks below:

Product Supplement No. EA-02-12 dated February 25, 2026      Prospectus Supplement and Prospectus each dated February 25, 2026

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Global Markets Holdings Inc.

Autocallable Dual Directional Trigger PLUS Based on the Performance of the Shares of the iShares® Bitcoin Trust ETF Due June    , 2028

Autocallable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

KEY TERMS (continued)
Premium:

The premium applicable to the interim valuation date is the amount indicated below.  The premium may represent a return that is significantly less than the appreciation of the underlying shares from the pricing date to the interim valuation date.

• May 24, 2027:       27.10% of the stated principal amount

Final share price:	The closing price of the underlying shares on the final valuation date
Share return:	(i) The final share price minus the initial share price, divided by (ii) the initial share price
Paying agent:	Citibank, N.A.
CUSIP / ISIN:	17332VG65 / US17332VG654
Special early redemption right:

If, on any day during the term of the securities up to but excluding the final valuation date, the calculation agent determines that a special early redemption event has occurred, we will have the right, but not the obligation, to redeem the securities, in whole and not in part, by providing written notice of our election to exercise that right to the trustee (the date of such notice, the “special early redemption notice date”) on a special redemption date of our election that is no later than the 30th business day immediately following the special early redemption notice date or earlier than the fifth business day following the special early redemption notice date.  A special early redemption event need not be continuing on the special early redemption notice date or on the special redemption date.  The amount due and payable on the securities upon such special redemption will be equal to the special early redemption amount determined as of the special early redemption valuation date.

“Special early redemption event” means any of the following events, as determined by the calculation agent in its sole discretion: (i) the occurrence of a termination event (as defined in the accompanying product supplement) with respect to the underlying shares and a determination by the calculation agent, in its sole discretion, that no Successor ETF (as defined in the accompanying product supplement) is available and acceptable to the calculation agent or (ii) the resignation, termination or replacement of the sponsor, administrator or custodian of the underlying unless such sponsor, administrator or custodian is immediately replaced by another sponsor, administrator or custodian acceptable to the calculation agent.

The “special early redemption amount” will be the fair value of the securities determined by the calculation agent as of the special early redemption valuation date in good faith and in a manner based upon (but not necessarily identical to) CGMI’s then contemporaneous practices for determining a secondary market bid price for the securities and similar instruments, taking into account the special early redemption event that has occurred.  In determining the special early redemption amount, the calculation agent may take into account proprietary pricing models and may make adjustments to those models or inputs to those models in good faith and in a commercially reasonable manner.  The calculation agent may also take into account other facts, whether or not unique to us or our affiliates, in determining the special early redemption amount so long as it is in good faith and commercially reasonable.  The special early redemption amount may result in a significant loss on your securities.  See “Summary Risk Factors—If a special early redemption event occurs, we may redeem the securities early for an amount that may result in a significant loss on your investment” in this pricing supplement.

The “special early redemption valuation date” is the special early redemption notice date.

Additional Information

General. The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. For example, certain events may occur that could affect your payment at maturity, such as market disruption events and other events affecting the underlying shares. These events and their consequences are described in the accompanying product supplement in the sections “Description of the Securities—Consequences of a Market Disruption Event; Postponement of a Valuation Date,” “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments” and “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Delisting, Liquidation or Termination of an Underlying ETF” and not in this pricing supplement. It is important that you read the accompanying product supplement, prospectus supplement and prospectus together with this pricing supplement in deciding whether to invest in the securities. Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

Dilution and Reorganization Adjustments. The initial share price and the trigger price are each a “Relevant Value” for purposes of the section “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments” in the accompanying product supplement. Accordingly, the initial share price and the trigger price are each subject to adjustment upon the occurrence of any of the events described in that section.

May 2026	PS-2

Citigroup Global Markets Holdings Inc.

Autocallable Dual Directional Trigger PLUS Based on the Performance of the Shares of the iShares® Bitcoin Trust ETF Due June    , 2028

Autocallable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Investment Rationale

The securities offer the opportunity for automatic early redemption at a premium if the closing price of the underlying shares on the interim valuation date is greater than or equal to the initial share price. If the securities are not redeemed prior to maturity, the securities offer the potential for, at maturity, (i) a leveraged return if the underlying shares appreciate and (ii) if the underlying shares depreciate, an unleveraged positive return equal to the absolute value of the depreciation of the underlying shares, but only so long as the underlying shares do not depreciate by more than 25.00%. At maturity (assuming the securities are not automatically redeemed prior to maturity), if the underlying shares have appreciated from the initial share price to the final share price, investors will receive the stated principal amount of their investment plus the leveraged upside performance of the underlying shares. If the underlying shares have depreciated, but not by more than 25.00%, investors will receive the stated principal amount of their investment plus a positive return equal to the absolute value of the percentage decline, which will effectively be limited to a positive return of 25.00%.  However, if the underlying shares have depreciated by more than 25.00% from the initial share price to the final share price, investors will be negatively exposed to the full amount of the percentage decline in the underlying shares from the initial share price to the final share price and will lose 1% of the stated principal amount for every 1% of that decline.  Investors may lose their entire initial investment in the securities.  All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.

Premium:	The securities offer investors the opportunity for automatic early redemption at a premium following the interim valuation date if the closing price of the underlying shares on the interim valuation date is greater than or equal to the initial share price.
Leveraged Upside Performance:	If the securities are not automatically redeemed prior to maturity, the securities offer investors an opportunity at maturity to capture enhanced returns relative to a direct investment in the underlying shares if the underlying shares appreciate.
Absolute Return Feature:	If the securities are not automatically redeemed prior to maturity, the securities offer the potential for an unleveraged positive return at maturity if the underlying shares depreciate, but not by more than 25.00%, so that the final share price is greater than or equal to the trigger price (75.00% of the initial share price)
Downside Scenario:	If the securities are not automatically redeemed prior to maturity and the final share price is less than the trigger price, which means that the underlying shares have depreciated by more than 25.00% from the initial share price to the final share price, you will lose 1.00% for every 1.00% decline in the value of the underlying shares from the initial share price to the final share price (e.g., a 50.00% depreciation in the underlying shares will result in a payment at maturity of $500.00 per security). There is no minimum payment at maturity on the securities, and investors may lose their entire initial investment.
May 2026	PS-3

Citigroup Global Markets Holdings Inc.

Autocallable Dual Directional Trigger PLUS Based on the Performance of the Shares of the iShares® Bitcoin Trust ETF Due June    , 2028

Autocallable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Hypothetical Examples

The diagram and examples below illustrate how the payment at maturity will be calculated if the securities are not automatically redeemed prior to maturity.

Investors in the securities will not receive any dividends on the underlying shares. The diagram and examples below do not show any effect of lost dividend yield over the term of the securities. See “Summary Risk Factors—Investing in the securities is not equivalent to investing in the underlying shares” below.

Autocallable Dual Directional Trigger PLUS Payment at Maturity Diagram (Assuming No Automatic Early Redemption)

■ The Securities	■ The Underlying Shares

The examples below are based on a hypothetical initial share price of $100.00 and a hypothetical trigger price of $75.00, and do not reflect the actual initial share price or trigger price. For the actual initial share price and trigger price, see the cover page of this pricing supplement. We have used these hypothetical values, rather than the actual values, to simplify the calculations and aid understanding of how the securities work. However, you should understand that the actual payment at maturity on the securities will be calculated based on the actual initial share price and trigger price and not the hypothetical values indicated below. For ease of analysis, figures below may have been rounded.

May 2026	PS-4

Citigroup Global Markets Holdings Inc.

Autocallable Dual Directional Trigger PLUS Based on the Performance of the Shares of the iShares® Bitcoin Trust ETF Due June    , 2028

Autocallable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Example 1—Upside Scenario A. The hypothetical final share price is $105.00 (a 5.00% increase from the hypothetical initial share price), which is greater than the hypothetical initial share price.

Payment at maturity per security = $1,000 + the leveraged return amount

= $1,000 + ($1,000 × the share return × the upside leverage factor)

= $1,000 + ($1,000 × 5.00% × 150.00%)

= $1,000 + $75.00

= $1,075.00

Because the underlying shares appreciated from the hypothetical initial share price to the hypothetical final share price, your payment at maturity in this scenario would be equal to the $1,000 stated principal amount per security plus the leveraged return amount, or $1,075.00 per security.

Example 2—Upside Scenario B. The hypothetical final share price is $90.00 (a 10.00% decrease from the hypothetical initial share price), which is less than the hypothetical initial share price but greater than the hypothetical trigger price.

Payment at maturity per security = $1,000 + ($1,000 × the absolute share return)

= $1,000 + ($1,000 × |-10.00%|)

=$1,000 + $100.00

= $1,100.00

Because the hypothetical final share price is less than the hypothetical initial share price, but not by more than 25.00%, your payment at maturity in this scenario would reflect 1-to-1 positive exposure to the absolute value of the negative performance of the underlying shares.

Example 3—Downside Scenario. The hypothetical final share price is $30.00 (a 70.00% decrease from the hypothetical initial share price), which is less than the hypothetical trigger price.

Payment at maturity per security = $1,000 + ($1,000 × the share return)

= $1,000 + ($1,000 × -70.00%)

= $1,000 + -$700.00

= $300.00

Because the underlying shares depreciated from the hypothetical initial share price to the hypothetical final share price by more than 25.00%, your payment at maturity in this scenario would reflect 1-to-1 downside exposure to the negative performance of the underlying shares.

May 2026	PS-5

Citigroup Global Markets Holdings Inc.

Autocallable Dual Directional Trigger PLUS Based on the Performance of the Shares of the iShares® Bitcoin Trust ETF Due June    , 2028

Autocallable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities.  The securities are subject to all of the risks associated with an investment in our conventional debt securities that are guaranteed by Citigroup Inc., including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with the underlying shares.  Accordingly, the securities are appropriate only for investors who are capable of understanding the complexities and risks of the securities.  You should consult your own financial, tax and legal advisors as to the risks of an investment in the securities and the appropriateness of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities.  You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-6 in the accompanying product supplement.  You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

▪	You may lose a substantial portion or all of your investment. Unlike conventional debt securities, the securities do not repay a fixed amount of principal at maturity. Instead, your payment at maturity will depend on the performance of the underlying shares. If the securities are not automatically redeemed prior to maturity and the final share price is less than the trigger price, the absolute return feature will not apply and the payout at maturity will be at least 25% less than the stated principal amount of the securities, and you will lose 1% of the stated principal amount of the securities for every 1% by which the final share price is less than the initial share price. There is no minimum payment at maturity on the securities, and you could lose your entire investment.

▪	The securities do not pay interest. Unlike conventional debt securities, the securities do not pay interest or any other amounts prior to maturity. You should not invest in the securities if you seek current income during the term of the securities.

▪	Your potential for positive participation in the absolute value of any depreciation of the underlying shares is limited. Because the trigger price is equal to 75.00% of the initial share price, the return potential of the securities in the event that the underlying shares depreciates is limited to 25.00%. Any depreciation of the underlying shares in excess of 25.00% will result in a loss, rather than a positive return, on the securities.

▪	Investing in the securities is not equivalent to investing in the underlying shares. You will not have voting rights, rights to receive any dividends or other distributions or any other rights with respect to the underlying shares. The payment scenarios described in this pricing supplement do not show any effect of lost dividend yield over the term of the securities.

▪	Your return on the securities depends on the closing price of the underlying shares on a limited number of days. Because your payment upon automatic early redemption, if applicable, or at maturity depends on the closing price of the underlying shares solely on one of the valuation dates, you are subject to the risk that the closing price of the underlying shares on those days may be lower, and possibly significantly lower, than on one or more other dates during the term of the securities. If you had invested in another instrument linked to the underlying shares that you could sell for full value at a time selected by you, or if the return on the securities was based on an average of closing prices of the underlying shares, you might have achieved better returns.

▪	If the securities are redeemed prior to maturity, the appreciation potential of the securities is limited by the early redemption payment specified for the interim valuation date. If the closing price of the underlying shares on the interim valuation date is greater than or equal to the initial share price, you will be repaid the stated principal amount of your securities and will receive the fixed premium applicable to the interim valuation date, regardless of how significantly the closing price of the underlying shares on the interim valuation date may exceed the initial share price. Accordingly, the premium may result in a return on the securities that is significantly less than the return you could have achieved on a direct investment the underlying shares.

▪	The term of the securities may be as short as one year. If the closing price of the underlying shares on the interim valuation date, expected to occur approximately one year after the pricing date, is greater than or equal to the initial share price, the securities will be automatically redeemed. Additionally, if the securities are redeemed prior to maturity, you may not be able to reinvest at comparable terms or returns.

▪	If a special early redemption event occurs, we may redeem the securities early for an amount that may result in a significant loss on your investment. See “Key Terms—Special early redemption right” above in this pricing supplement for information about the events that may constitute a special early redemption event. If a special early redemption event occurs, we may redeem the securities prior to the maturity date for an amount equal to the special early redemption amount determined as of the special early redemption valuation date. The special early redemption amount will be determined in a manner based upon (but not necessarily identical to) CGMI’s then contemporaneous practices for determining secondary market bid prices for the securities and similar instruments, subject to the exceptions and more detailed provisions set forth under “Key Terms—Special early redemption right” above in this pricing supplement. As discussed above, any secondary market bid price is likely to be less than the issue price and, absent favorable changes in market conditions and other relevant factors, is also likely to be less than the estimated value of the securities set forth on the cover page of this pricing supplement. Accordingly, if a special early redemption event occurs, there is a significant likelihood that the special early redemption amount you receive will result in a loss on your

May 2026	PS-6

Citigroup Global Markets Holdings Inc.

Autocallable Dual Directional Trigger PLUS Based on the Performance of the Shares of the iShares® Bitcoin Trust ETF Due June    , 2028

Autocallable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

investment in the securities. Moreover, in determining the special early redemption amount, the calculation agent will take into account the relevant event that has occurred, and that event may have a significant adverse effect on the market for the underlying shares or cryptocurrency markets generally, resulting in a special early redemption amount that is significantly less than the amount you paid for your securities. You may lose up to all of your investment.

The special early redemption amount may be significantly less than the amount you would have received had we not elected to redeem the securities and had you been able instead to hold them to maturity. For example, the special early redemption amount may be determined during a market disruption that has a significant adverse effect on the special early redemption amount. That market disruption may be resolved by the time of the originally scheduled maturity date and, had your payment on the securities been determined on the scheduled final valuation date rather than on the special early redemption valuation date, you might have achieved a significantly better return.

▪	The calculation agent may make discretionary determinations in connection with a special early redemption event and the special early redemption amount that could adversely affect your return upon special early redemption. The calculation agent will be required to exercise discretion in determining whether a special early redemption event has occurred. If the calculation agent determines that a special early redemption event has occurred and as a result we elect to redeem the securities upon the occurrence of a special early redemption event, you may incur a significant loss on your investment in the securities.

In addition, the calculation agent has broad discretion to determine the special early redemption amount, including the ability to make adjustments to proprietary pricing models and inputs to those models in good faith and in a commercially reasonable manner.  The fact that the calculation agent is our affiliate may cause it to have interests that are adverse to yours as a holder of the securities.  Under the terms of the securities, the calculation agent has the authority to make determinations that may protect our economic interests while resulting in a significant loss to you on your investment in the securities.

▪	The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive anything owed to you under the securities.

▪	The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

▪	The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, is less than the issue price. The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price. These costs include (i) the selling concessions and structuring fees paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

▪	The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of the underlying shares, the dividend yield on the underlying shares and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

▪	The estimated value of the securities would be lower if it were calculated based on our secondary market rate. The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than our secondary market rate, which is the rate that CGMI will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market. If the estimated value included in this pricing supplement were

May 2026	PS-7

Citigroup Global Markets Holdings Inc.

Autocallable Dual Directional Trigger PLUS Based on the Performance of the Shares of the iShares® Bitcoin Trust ETF Due June    , 2028

Autocallable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not an interest rate that we will pay to investors in the securities, which do not bear interest.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, CGMI determines our secondary market rate based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that CGMI makes in its sole discretion.  As a result, our secondary market rate is not a market-determined measure of our creditworthiness, but rather reflects the market’s perception of our parent company’s creditworthiness as adjusted for discretionary factors such as CGMI’s preferences with respect to purchasing the securities prior to maturity.

▪	The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market. Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

▪	The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the price and volatility of the underlying shares and a number of other factors, including the price and volatility of the assets held by the underlying share issuer, the dividend yields on the underlying shares, interest rates generally, the time remaining to maturity and our and/or Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate. Changes in the price of the underlying shares may not result in a comparable change in the value of your securities. You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.

▪	Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

▪	The securities are subject to risks associated with bitcoin and digital assets. The investment objective of the iShares® Bitcoin Trust ETF is to reflect generally the performance of the price of bitcoin, less the iShares® Bitcoin Trust ETF’s expenses. Bitcoin is a digital asset, and use of bitcoin in the retail and commercial marketplace is relatively limited. Bitcoin generally operates without central authority or banks and is not backed by any government or organized governing body. Digital assets such as bitcoin represent new, novel and rapidly evolving products, and their value is influenced by a wide variety of factors that are uncertain and difficult to evaluate. The trading prices of many digital assets, including bitcoin, have experienced extreme volatility in recent periods and may continue to do so. Digital asset markets in the United States exist in a state of regulatory uncertainty and the exchanges on which bitcoin trades globally, including in the United States, are relatively new and, in most cases, largely unregulated. Legislative or regulatory developments could significantly affect the value of bitcoin, as could competition from other digital assets. Political or economic crises may motivate large-scale sales of bitcoin, resulting in a reduction in the price of bitcoin. The value of bitcoin could be adversely affected by the actions of bitcoin miners and changes in the block rewards and transaction fees miners earn. Bitcoin is susceptible to theft, loss and fraud. The Bitcoin Network, bitcoin custodians and trading platforms are subject to risks relating to operational problems, technical glitches, internet disruptions, shutdowns, hackers and malware, all of which may also affect the price of bitcoin. Over the past several years, some digital asset platforms have been closed, been subject to criminal and civil litigation and have entered into bankruptcy proceedings due to fraud and manipulative activity, business failure and/or security breaches. Negative perception, a lack of stability and standardized regulation in the digital asset markets and/or the closure or temporary shutdown of digital asset trading platforms due to fraud, business failure, security breaches or government mandated regulation, and associated losses by customers, may reduce confidence in digital asset networks and result in greater volatility in the prices of digital assets, including bitcoin. These and other factors could have an adverse effect on the price of bitcoin and, therefore, the value of the securities.

▪	Investments linked to bitcoin are subject to specific risks relating to security threats. Security breaches, computer malware and computer hacking attacks have been a prevalent concern in relation to digital assets, including bitcoin. The sponsor of the iShares® Bitcoin Trust ETF has stated that it believes that the bitcoins held in the iShares® Bitcoin Trust ETF’s account at its bitcoin custodian or trading balance held with its prime execution agent will be an appealing target to hackers or malware distributors seeking to steal the iShares® Bitcoin Trust ETF’s bitcoins and will only become more appealing as the amount or value of the iShares® Bitcoin Trust ETF’s assets grow. To the extent that the iShares® Bitcoin Trust ETF is unable to identify and mitigate or stop new security threats or otherwise adapt to technological changes in the digital asset industry, the iShares® Bitcoin Trust ETF’s bitcoins may be subject to theft, loss or other attack.

May 2026	PS-8

Citigroup Global Markets Holdings Inc.

Autocallable Dual Directional Trigger PLUS Based on the Performance of the Shares of the iShares® Bitcoin Trust ETF Due June    , 2028

Autocallable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

▪	Investments linked to bitcoin are subject to specific risks relating to fraud and manipulation. Many digital asset platforms, both in the United States and abroad, are unlicensed, not subject to, or not in compliance with, regulation in relevant jurisdictions, or operate without extensive supervision by governmental authorities, and therefore may be more susceptible to fraudulent or manipulative acts and practices. In particular, those located outside the United States may be subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions and may take the position that they are not subject to laws and regulations that would apply to a regulated financial market in the United States, or may, as a practical matter, be beyond the ambit of U.S. regulators. Furthermore, many bitcoin trading venues lack certain safeguards put in place by exchanges for more traditional assets to enhance the stability of trading on the exchanges, such as circuit breakers. Tools to detect and deter fraudulent or manipulative trading activities such as market manipulation, front-running of trades, and wash-trading may not be available to or employed by digital asset platforms, or may not exist at all. Sources of fraud and manipulation in the bitcoin market generally include, among others (1) wash trading; (2) persons with a dominant position in bitcoin manipulating bitcoin pricing; (3) hacking of the bitcoin network and trading platforms; (4) malicious control of the bitcoin network; (5) trading based on material, non-public information (for example, plans of market participants to significantly increase or decrease their holdings in bitcoin or new sources of demand for bitcoin) or based on the dissemination of false and misleading information; (6) manipulative activity involving purported “stablecoins,” and (7) fraud and manipulation at bitcoin trading platforms. The effect of potential market manipulation, front-running, wash-trading, and other fraudulent or manipulative trading practices may inflate the volumes actually present in crypto markets and/or cause distortions in price, which could adversely impact the iShares® Bitcoin Trust ETF’s creation and redemption arbitrage mechanism and affect the value of the iShares® Bitcoin Trust ETF and, consequently, the securities.

▪	The iShares® Bitcoin Trust ETF has very limited historical performance. The iShares® Bitcoin Trust ETF began trading on January 11, 2024 and therefore has very limited historical performance. Past performance should not be considered indicative of future performance.

▪	The iShares® Bitcoin Trust ETF is not an investment company or commodity pool and will not be subject to regulation under the Investment Company Act of 1940, as amended, or the Commodity Exchange Act of 1936, as amended (the “Commodity Exchange Act”). Accordingly, you will not benefit from any regulatory protections afforded to persons who invest in regulated investment companies or commodity pools.

▪	The securities are not commodity futures contracts or swaps and are not regulated under the Commodity Exchange Act. The securities are offered pursuant to an exemption from regulation under the Commodity Exchange Act, commonly known as the hybrid instrument exemption, that is available to securities that have one or more payments indexed to the value, level or rate of one or more commodities, as set out in section 2(f) of that statute. Accordingly, you are not afforded any protection provided by the Commodity Exchange Act or any regulation promulgated by the Commodity Futures Trading Commission.

▪	The performance and market price of the iShares® Bitcoin Trust ETF, particularly during periods of market volatility, may not correlate with the performance of its underlying asset or the net asset value per share of the iShares® Bitcoin Trust ETF. The iShares® Bitcoin Trust ETF does not fully replicate the performance of its underlying asset, which is bitcoin, due to the fees and expenses charged by the iShares® Bitcoin Trust ETF or by restrictions on access to its underlying asset due to other circumstances. The iShares® Bitcoin Trust ETF does not generate any income, and as the iShares® Bitcoin Trust ETF regularly sells its underlying asset to pay for ongoing expenses, the amount of the underlying asset represented by each share of the iShares® Bitcoin Trust ETF gradually declines over time. The iShares® Bitcoin Trust ETF sells its underlying asset to pay expenses on an ongoing basis irrespective of whether the trading price of shares of the iShares® Bitcoin Trust ETF rises or falls in response to changes in the price of its underlying asset. The sale by the iShares® Bitcoin Trust ETF of its underlying asset to pay expenses at a time of relatively low prices for such underlying asset could adversely affect the value of the securities. Additionally, there is a risk that part or all of the holdings of the iShares® Bitcoin Trust ETF in its underlying asset could be lost, damaged or stolen due to war, terrorism, theft, natural disaster or otherwise. Finally, because the shares of the iShares® Bitcoin Trust ETF are traded on an exchange and are subject to market supply and investor demand, the market price of one share of the iShares® Bitcoin Trust ETF may differ from the net asset value per share of the iShares® Bitcoin Trust ETF.

In particular, during periods of market volatility or unusual trading activity, trading in the iShares® Bitcoin Trust ETF’s underlying asset may be disrupted or limited, or such underlying asset may be unavailable in the secondary market. Under these circumstances, the liquidity of the iShares® Bitcoin Trust ETF may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of the iShares® Bitcoin Trust ETF, and their ability to create and redeem shares of the iShares® Bitcoin Trust ETF may be disrupted. Under these circumstances, the market price of the iShares® Bitcoin Trust ETF may vary substantially from the net asset value per share of the iShares® Bitcoin Trust ETF or the performance of its underlying asset.

For all of the foregoing reasons, the performance of the iShares® Bitcoin Trust ETF may not correlate with the performance of its underlying asset or the net asset value per share of the iShares® Bitcoin Trust ETF. Any of these events could materially and adversely affect the price of the iShares® Bitcoin Trust ETF and, therefore, the value of the securities. Additionally, if market volatility or these events were to occur on the final valuation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination may affect the payment at maturity of the securities. If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based on the published closing price per share of the iShares® Bitcoin Trust ETF on the final

May 2026	PS-9

Citigroup Global Markets Holdings Inc.

Autocallable Dual Directional Trigger PLUS Based on the Performance of the Shares of the iShares® Bitcoin Trust ETF Due June    , 2028

Autocallable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

valuation date, even if the iShares® Bitcoin Trust ETF is underperforming its underlying asset and/or trading below the net asset value per share of the iShares® Bitcoin Trust ETF.

▪	Governmental regulatory actions, such as sanctions, could adversely affect your investment in the securities. Governmental regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the securities or underlying shares, or engaging in transactions in them, and any such action could adversely affect the value of underlying shares. These regulatory actions could result in restrictions on the securities and could result in the loss of a significant portion or all of your initial investment in the securities, including if you are forced to divest the securities due to the government mandates, especially if such divestment must be made at a time when the value of the securities has declined.

▪	Our offering of the securities does not constitute a recommendation of the underlying shares. The fact that we are offering the securities does not mean that we believe that investing in an instrument linked to the underlying shares is likely to achieve favorable returns. In fact, as we are part of a global financial institution, our affiliates may have positions (including short positions) in the underlying shares or the assets held by the underlying share issuer or in instruments related to the underlying shares or such assets, and may publish research or express opinions, that in each case are inconsistent with an investment linked to the underlying shares. These and other activities of our affiliates may affect the price of the underlying shares in a way that has a negative impact on your interests as a holder of the securities.

▪	The price of the underlying shares may be adversely affected by our or our affiliates’ hedging and other trading activities. We expect to hedge our obligations under the securities through CGMI or other of our affiliates, who may take positions directly in the underlying shares or the assets held by the underlying share issuer and other financial instruments related to the underlying shares or such assets and may adjust such positions during the term of the securities. Our affiliates also trade the underlying shares or the assets held by the underlying share issuer and other financial instruments related to the underlying shares or such assets on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the price of the underlying shares in a way that negatively affects the value of the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines.

▪	We and our affiliates may have economic interests that are adverse to yours as a result of our affiliates’ business activities. Our affiliates may currently or from time to time engage in business with the underlying share issuer, including extending loans to, making equity investments in or providing advisory services to the underlying share issuer. In the course of this business, we or our affiliates may acquire non-public information about the underlying share issuer, which we will not disclose to you. Moreover, if any of our affiliates is or becomes a creditor of the underlying share issuer, they may exercise any remedies against the underlying share issuer that are available to them without regard to your interests.

▪	You will have no rights and will not receive dividends with respect to the underlying shares. You should understand that you will not receive any dividend payments under the securities. In addition, if any change to the underlying shares is proposed, such as an amendment to the underlying share issuer’s organizational documents, you will not have the right to vote on such change. Any such change may adversely affect the market price of the underlying shares.

▪	Even if the underlying share issuer pays a dividend that it identifies as special or extraordinary, no adjustment will be required under the securities for that dividend unless it meets the criteria specified in the accompanying product supplement. In general, an adjustment will not be made under the terms of the securities for any cash dividend paid on the underlying shares unless the amount of the dividend per underlying share, together with any other dividends paid in the same fiscal quarter, exceeds the dividend paid per underlying share in the most recent fiscal quarter by an amount equal to at least 10% of the closing price of the underlying shares on the date of declaration of the dividend. Any dividend will reduce the closing price of the underlying shares by the amount of the dividend per underlying share. If the underlying share issuer pays any dividend for which an adjustment is not made under the terms of the securities, holders of the securities will be adversely affected. See “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments—Certain Extraordinary Cash Dividends” in the accompanying product supplement.

▪	The securities will not be adjusted for all events that could affect the price of the underlying shares. For example, we will not make any adjustment for ordinary dividends or extraordinary dividends that do not meet the criteria described above. Moreover, the adjustments we do make may not fully offset the dilutive or adverse effect of the particular event. Investors in the securities may be adversely affected by such an event in a circumstance in which a direct holder of the underlying shares would not.

▪	The securities may become linked to shares of an issuer other than the original underlying share issuer upon the occurrence of a reorganization event or upon the delisting of the underlying shares. For example, if the underlying share issuer enters into a merger agreement that provides for holders of the underlying shares to receive shares of another entity, the shares of such other entity will become the underlying shares for all purposes of the securities upon consummation of the merger. Additionally, if the underlying shares are delisted or the underlying share issuer is otherwise terminated, the calculation agent may, in its sole discretion, select shares of another issuer to be the underlying shares. See “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments,” and “—Delisting, Liquidation or Termination of an Underlying ETF” in the accompanying product supplement.

May 2026	PS-10

Citigroup Global Markets Holdings Inc.

Autocallable Dual Directional Trigger PLUS Based on the Performance of the Shares of the iShares® Bitcoin Trust ETF Due June    , 2028

Autocallable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

▪	The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities. If certain events occur, such as market disruption events, events with respect to the underlying share issuer that may require a dilution adjustment or the delisting of the underlying shares, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect your return on the securities. In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities.

▪	Changes made by the investment adviser to the underlying share issuer may adversely affect the underlying shares. We are not affiliated with the investment adviser to the underlying share issuer. Accordingly, we have no control over any changes such investment adviser may make to the underlying share issuer. Such changes could be made at any time and could adversely affect the performance of the underlying shares.

▪	The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid forward contracts. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. Even if the treatment of the securities as prepaid forward contracts is respected, a security may be treated as a “constructive ownership transaction,” with potentially adverse consequences described below under “United States Federal Tax Considerations.” Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

If you are a non-U.S. investor, you should review the discussion of withholding tax issues in “United States Federal Tax Considerations—Non-U.S. Holders” below.

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement.  You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

May 2026	PS-11

Citigroup Global Markets Holdings Inc.

Autocallable Dual Directional Trigger PLUS Based on the Performance of the Shares of the iShares® Bitcoin Trust ETF Due June    , 2028

Autocallable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Information About the iShares® Bitcoin Trust ETF

The iShares® Bitcoin Trust ETF is a Delaware statutory trust sponsored by iShares® Delaware Trust Sponsor LLC that seeks to reflect generally the performance of the price of bitcoin, which is its underlying asset, less the iShares® Bitcoin Trust ETF’s expenses and liabilities.  The assets of the iShares® Bitcoin Trust ETF consist primarily of bitcoin held by a custodian on behalf of the iShares® Bitcoin Trust ETF. Information provided to or filed with the Securities and Exchange Commission by the iShares® Bitcoin Trust ETF pursuant to the Securities Exchange Act of 1934 can be located by reference to Securities and Exchange Commission file number 001-41914 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the underlying share issuer may be obtained from other publicly available sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The shares of the iShares® Bitcoin Trust ETF trade on the Nasdaq Stock Market under the ticker symbol “IBIT.”

The sponsor of the iShares® Bitcoin Trust ETF is iShares® Delaware Trust Sponsor LLC, an indirect subsidiary of BlackRock, Inc. BlackRock Fund Advisors is the trustee of the iShares® Bitcoin Trust ETF; Coinbase Custody Trust Company, LLC is the custodian of the iShares® Bitcoin Trust ETF’s bitcoin holdings; Coinbase, Inc., an affiliate of Coinbase Custody Trust Company, LLC, is the prime exchange agent; the Bank of New York Mellon is the custodian for the iShares® Bitcoin Trust ETF’s cash holdings and the administrator of the trust; and Wilmington Trust Company, a Delaware trust company, serves as the trustee of the iShares® Bitcoin Trust ETF.

The iShares® Bitcoin Trust ETF issues (in blocks of 40,000 shares, each of which is referred to as a “basket”) shares representing fractional undivided beneficial interests in its net assets. The assets of the iShares® Bitcoin Trust ETF consist primarily of bitcoin held by a custodian on behalf of the iShares® Bitcoin Trust ETF. The shares of the iShares® Bitcoin Trust ETF are intended to constitute a simple and cost-effective means of making an investment similar to an investment in bitcoin rather than by acquiring, holding and trading bitcoin directly on a peer-to-peer or other basis or via a digital asset platform. The trustee of the iShares® Bitcoin Trust ETF sells bitcoin held by the iShares® Bitcoin Trust ETF to pay the iShares® Bitcoin Trust ETF’s expenses on an as-needed basis irrespective of then-current bitcoin prices.

The iShares® Bitcoin Trust ETF is not actively managed and will not take any actions to take advantage, or mitigate the impacts, of volatility in the price of bitcoin. The iShares® Bitcoin Trust ETF pays the sponsor’s fee, which accrues daily at an annualized rate equal to 0.25% of the net asset value of the iShares® Bitcoin Trust ETF, at least quarterly in arrears. The trustee of the iShares® Bitcoin Trust ETF will, when directed by the sponsor of the iShares® Bitcoin Trust ETF, and, in the absence of such direction, may in its discretion, sell bitcoin in such quantity and at such times as may be necessary to permit payment of the iShares® Bitcoin Trust ETF sponsor’s fee and Trust expenses or liabilities not assumed by the sponsor. As a result of the recurring sales of bitcoin necessary to pay the iShares® Bitcoin Trust ETF sponsor’s fee and Trust expenses or liabilities not assumed by the iShares® Bitcoin Trust ETF sponsor, the net asset value of the iShares® Bitcoin Trust ETF will decrease over the life of the trust.  New purchases of bitcoin utilizing cash proceeds from new shares issued by the iShares® Bitcoin Trust ETF do not reverse this trend. A decrease in the amount of bitcoin represented by each share of the iShares® Bitcoin Trust ETF is expected to result in a decrease in the price of the shares of the iShares® Bitcoin Trust ETF, even if the price of bitcoin has not changed. To retain the iShares® Bitcoin Trust ETF shares’ original price, the price of bitcoin would likely have to increase. Without that increase, the lesser amount of bitcoin represented by each share of the iShares® Bitcoin Trust ETF would be expected to cause the shares of the iShares® Bitcoin Trust ETF to have a correspondingly lower price. If these increases do not occur, or are not sufficient to counter the lesser amount of bitcoin represented by each share of the iShares® Bitcoin Trust ETF, the price of the shares of the iShares® Bitcoin Trust ETF will likely decrease.

This pricing supplement relates only to the securities offered hereby and does not relate to the underlying shares or other securities of the underlying share issuer. We have derived all disclosures contained in this pricing supplement regarding the underlying shares and the underlying share issuer from the publicly available documents described above. In connection with the offering of the securities, none of Citigroup Global Markets Holdings Inc., Citigroup Inc. or CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying share issuer or the underlying shares.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The underlying share issuer is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlying shares.

Historical Information

The closing price of the iShares® Bitcoin Trust ETF on April 27, 2026 was $43.56.

The graph below shows the closing price of the underlying shares for each day such price was available from January 11, 2024 to April 27, 2026. The shares of the iShares® Bitcoin Trust ETF began trading on January 11, 2024 and therefore have limited historical performance. We obtained the closing prices and other information below from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing prices of the underlying shares shown below for the period prior to the occurrence of any such transaction have been

May 2026	PS-12

Citigroup Global Markets Holdings Inc.

Autocallable Dual Directional Trigger PLUS Based on the Performance of the Shares of the iShares® Bitcoin Trust ETF Due June    , 2028

Autocallable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take the historical prices of the underlying shares as an indication of future performance.

iShares® Bitcoin Trust ETF – Historical Closing Prices* January 11, 2024 to April 27, 2026

*The red line indicates the hypothetical trigger price of $32.670, assuming the closing price on April 27, 2026 were the initial share price.

Bitcoin. Bitcoin is a digital asset, the ownership and behavior of which are determined by participants in an online, peer-to-peer network that connects computers that run publicly accessible, or “open source,” software that follows the rules and procedures governing the Bitcoin Network, commonly referred to as the Bitcoin Protocol. The value of bitcoin, like the value of other digital assets, is not backed by any government, corporation or other identified body. Ownership and the ability to transfer or take other actions with respect to bitcoin are protected through public-key cryptography. The supply of bitcoin is constrained or formulated by its protocol instead of being explicitly delegated to an identified body (e.g., a central bank) to control. Units of bitcoin, called tokens, are treated as fungible. Bitcoin and certain other types of digital assets are often referred to as digital currencies or cryptocurrencies. No single entity owns or operates the Bitcoin Network, the infrastructure of which is collectively maintained by (1) a decentralized group of participants who run computer software that results in the recording and validation of transactions (commonly referred to as “miners”), (2) developers who propose improvements to the Bitcoin Protocol and the software that enforces the protocol and (3) users who choose what bitcoin software to run.

Bitcoin was released in 2009 and, as a result, there is little data on its long-term investment potential. Bitcoin is not backed by a government-issued legal tender or any other currency or asset. Bitcoin is “stored” or reflected on a digital transaction ledger commonly known as a “blockchain.” A blockchain is a type of shared and continually reconciled database, stored in a decentralized manner on the computers of certain users of the digital asset. Bitcoin is created by “mining.” Mining involves miners using a sophisticated computer program to repeatedly solve very complex mathematical problems on specialized computer hardware. Miners can range from bitcoin enthusiasts to professional mining operations that design and build dedicated machines and data centers.

May 2026	PS-13

Citigroup Global Markets Holdings Inc.

Autocallable Dual Directional Trigger PLUS Based on the Performance of the Shares of the iShares® Bitcoin Trust ETF Due June    , 2028

Autocallable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.

In the opinion of our counsel, Davis Polk & Wardwell LLP, a security should be treated as a prepaid forward contract for U.S. federal income tax purposes.  By purchasing a security, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment. There is uncertainty regarding this treatment, and the IRS or a court might not agree with it.  Moreover, our counsel’s opinion is based on market conditions as of the date of this preliminary pricing supplement and is subject to confirmation on the pricing date.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or exchange.

•	Upon a sale or exchange of a security (including retirement at maturity), you should recognize gain or loss equal to the difference between the amount realized and your tax basis in the security. Subject to the discussion below concerning the potential application of the “constructive ownership” rules under Section 1260 of the Code, any gain or loss recognized upon a sale, exchange or retirement of a security should be long-term capital gain or loss if you held the security for more than one year.

Even if the treatment of the securities as prepaid forward contracts is respected, your purchase of a security may be treated as entry into a “constructive ownership transaction,” within the meaning of Section 1260 of the Code. In that case, all or a portion of any long-term capital gain you would otherwise recognize in respect of your securities would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain.” Any long-term capital gain recharacterized as ordinary income under Section 1260 would be treated as accruing at a constant rate over the period you held your securities, and you would be subject to an interest charge in respect of the deemed tax liability on the income treated as accruing in prior tax years. Due to the lack of governing authority under Section 1260, our counsel is not able to opine as to whether or how Section 1260 applies to the securities. You should read the section entitled “United States Federal Tax Considerations—Tax Consequences to U.S. Holders—Securities Treated as Prepaid Forward Contracts—Possible Application of Section 1260 of the Code” in the accompanying product supplement for additional information and consult your tax adviser regarding the potential application of the “constructive ownership” rule.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Non-U.S. Holders. Subject to the discussions below and in “United States Federal Tax Considerations” in the accompanying product supplement, if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” in the accompanying product supplement, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“U.S. Underlying Equities”) or indices that include U.S. Underlying Equities.  Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. Underlying Equities, as determined based on tests set forth in the applicable Treasury regulations.  However, the regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2027 that do not have a “delta” of one.  Based on the terms of the securities and representations provided by us as of the date of this preliminary pricing supplement, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. Underlying Equity and, therefore, should not be subject to withholding tax under Section 871(m).  However, the final determination regarding the treatment of the securities under Section 871(m) will be made as of the pricing date for the securities, and it is possible that the securities will be subject to withholding tax under Section 871(m) based on the circumstances as of that date.

May 2026	PS-14

Citigroup Global Markets Holdings Inc.

Autocallable Dual Directional Trigger PLUS Based on the Performance of the Shares of the iShares® Bitcoin Trust ETF Due June    , 2028

Autocallable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment.  Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions.  You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement.  The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental Plan of Distribution

CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $25.00 for each $1,000 security sold in this offering.  From this underwriting fee, CGMI will pay selected dealers not affiliated with CGMI, including Morgan Stanley Wealth Management, and their financial advisors collectively a fixed selling concession of $20.00 for each $1,000 security they sell.  In addition, Morgan Stanley Wealth Management will receive a structuring fee of $5.00 for each security they sell. For the avoidance of doubt, the fees and selling concessions described in this pricing supplement will not be rebated if the securities are automatically redeemed prior to maturity.

The costs included in the original issue price of the securities will include a fee paid by CGMI to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement and “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

The estimated value of the securities is a function of the terms of the securities and the inputs to CGMI’s proprietary pricing models.  As of the date of this preliminary pricing supplement, it is uncertain what the estimated value of the securities will be on the pricing date because it is uncertain what the values of the inputs to CGMI’s proprietary pricing models will be on the pricing date.

For a period of approximately three months following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the three-month temporary adjustment period. However, CGMI is not obligated to buy the securities from investors at any time.  See “Summary Risk Factors—The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity.”

Performance Leveraged Upside SecuritiesSM and PLUSSM are service marks of Morgan Stanley, used under license.

© 2026 Citigroup Global Markets Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world.

May 2026	PS-15